UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 26, 2005

ANIXTER INTERNATIONAL INC.

(Exact name of registrant as specified in its charter)

Delaware	1-5989	94-1658138
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2301 Patriot Blvd.
Glenview, Illinois 60026
(224) 521-8000
(Address and telephone number of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Press Release
Press Release
Recommended Cash Offer

Item 1.01 Entry into a Material Definitive Agreement

     On May 26, 2005, Anixter International Inc. (the “Company”) announced the initiation of an offer at a price of 34 pence per share for the shares of Infast Group plc, (“Infast”), a U.K.-based distributor of fasteners and other “C” class inventory components to OEMs (the “Offer”). The offer has been unanimously recommended by the Infast Board of Directors. Anixter has received commitments to accept the offer from shareholders representing approximately 58.70 percent of the 114.34 million outstanding shares of Infast. The offer is subject to a number of conditions including a minimum acceptance level of 90 percent.

     The Company’s press release issued in the United States and United Kingdom, both dated May 26, 2005, are attached as Exhibit 99.1 and 99.2, respectively. The recommended cash offer is attached as Exhibit 99.3.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

99.1	Press Release issued in United States, dated May 26, 2005, issued by Anixter International Inc.
99.2	Press Release issued in United Kingdom, dated May 26, 2005, issued by Anixter International Inc.
99.3	Recommended Cash Offer by KPMG Corporate Finance on behalf of the Offeror, a wholly owned indirect subsidiary of Anixter International Inc. and (in the United States) by the Offeror for Infast Group plc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ANIXTER INTERNATIONAL INC.
June 2, 2005	By:	/s/ Dennis J. Letham
Dennis J. Letham
Senior Vice President - Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued in United States, dated May 26, 2005, issued by Anixter International Inc.
99.2	Press Release issued in United Kingdom, dated May 26, 2005, issued by Anixter International Inc.
99.3	Recommended Cash Offer by KPMG Corporate Finance on behalf of the Offeror, a wholly owned indirect subsidiary of Anixter International Inc. and (in the United States) by the Offeror for Infast Group plc.